FOR IMMEDIATE RELEASE

AMAG PHARMACEUTICALS ANNOUNCES FIRST QUARTER 2020 FINANCIAL RESULTS
AND PROVIDES CORPORATE UPDATE
Feraheme® (ferumoxytol injection) posts strong first quarter results

Company implements a workforce reduction of approximately 30 percent or 140 positions, as part of a planned decrease in operating expenses

Conference call scheduled for 8:00 a.m. ET today

WALTHAM, MA (May 11, 2020) AMAG Pharmaceuticals, Inc. (NASDAQ: AMAG) today reported unaudited consolidated financial results for the first quarter ended March 31, 2020. The company reported total revenues for the first quarter of 2020 of $68.7 million, including revenue of $44.4 million from Feraheme and revenue of $21.8 million from Makena® (hydroxyprogesterone caproate injection), as well as expense reductions across the business. The company also reported an operating loss of $19.6 million and an adjusted EBITDA loss of $5.5 million in the first quarter of 2020.1

Despite strong first quarter results, AMAG’s products are being impacted by the COVID-19 pandemic as patient visits have declined during this period. Given the planned divestiture of Intrarosa® (prasterone) and Vyleesi® (bremelanotide injection) and the impact of COVID-19, AMAG has implemented a company-wide restructuring, which will reduce the workforce by approximately 30 percent. AMAG is withdrawing its 2020 financial guidance due to the uncertainty surrounding the duration of the COVID-19 pandemic.

“We are sharpening our focus on our priorities of maximizing Feraheme’s value, retaining patient access to Makena and continuing to efficiently develop innovative therapies, namely ciraparantag,” said Scott Myers, AMAG’s president and chief executive officer. “As we look to the future, it is difficult to estimate the severity and duration of the COVID-19 pandemic. We’ve seen signs of stabilization and remain confident in the underlying demand for our products; however, we cannot speculate on the subsequent speed of recovery and the overall impact on our business.”

“Based upon the extraordinary dynamics across the industry due to the COVID-19 pandemic, we have decided to withdraw our 2020 financial guidance,” said Ted Myles, AMAG’s chief financial officer and chief operating officer. “We remain committed to our previously stated goal of reducing total operating expenses by more than $100 million in 2020, as compared to 2019, and we are on track to achieve this objective. Furthermore, we continue to strive towards returning to profitability this year. The work force reduction that we announced today is an important step towards achieving these corporate objectives. While it was a difficult decision, we believe the organization is now the right size to support our long-term goals. We’d like to thank our colleagues who are leaving AMAG for their many contributions to our organization.”

OTHER KEY UPDATES
Leadership Transition: AMAG announced in April that its Board of Directors appointed Scott Myers as AMAG’s president and chief executive officer, and a member of the Board, effective immediately. Mr. Myers is a proven executive who brings nearly three decades of global pharmaceutical and medical technology experience to AMAG. Mr. Myers succeeds William Heiden who stepped down upon Mr. Myers’ appointment.

Supply Chain: At this time, all of the company’s products remain available and the supply chain has not been materially affected by COVID-19. AMAG continues to closely monitor suppliers and supply levels. The company has risk mitigation plans in place to minimize potential supply interruptions, including redundant drug substance manufacturing and inventory safety stock, and will continue to work diligently with its suppliers to maintain continuous supply as the COVID-19 situation continues to evolve.

Regulatory: In response to the company's request to the FDA for a meeting to discuss the future of Makena, the FDA indicated that it was premature to meet at this time as it was still reviewing the matter. AMAG remains committed to working collaboratively with the FDA to maintain access to Makena for eligible pregnant women.

Clinical Trials: The COVID-19 pandemic is an evolving situation and is having a serious impact on clinical trials globally. The AMAG-423 Phase 2b/3a clinical trial is a hospital-based trial and all sites have paused new patient enrollment. The company has had to pause initiation of new sites due to the pandemic, significantly impacting recruitment and enrollment. AMAG continues to work with the FDA to initiate the ciraparantag Phase 2b trial in healthy volunteers in the U.S. However, the COVID-19 pandemic has forced the clinical trial sites where the company expected to conduct the trial to close.

FIRST QUARTER ENDED MARCH 31
Revenue
First quarter revenue totaled $68.7 million, compared to $75.8 million for the same period in 2019. This decrease was primarily due to a decrease in sales of Makena stemming from the unfavorable FDA Advisory Committee recommendation for Makena in October 2019. These decreases were partially offset by an increase in sales of Feraheme.
•Feraheme achieved first quarter revenue of $44.4 million, an increase of 11 percent over the same period last year. Feraheme’s average quarterly market share was 17.2 percent in the first quarter of 2020, compared to 16.2 percent in the first quarter of 2019.
•Makena first quarter revenue totaled $21.8 million, compared to $31.3 million in the first quarter of last year.
•Intrarosa revenue in the first quarter of 2020 totaled $3.2 million, compared to $4.4 million in the same period last year.

($M)	Three Months Ended March 31,
	2020	2019
Total revenues	$68.7	$75.8
Feraheme	44.4	40.0
Makena	21.8	31.3
Intrarosa	3.2	4.4
Other	(0.7)	0.1

Operating Expenses
Total costs and expenses decreased by $105.3 million to $88.2 million in the first quarter of 2020, as compared to the first quarter of 2019. In the first quarter of last year, the company recorded $74.9 million of acquired in-process research and development (IPR&D) expense in connection with the acquisition of Perosphere Pharmaceuticals for the development asset, ciraparantag. Also recorded in the first quarter of last year was a one-time restructuring charge of $7.4 million related to combining the company's maternal health and women's health sales forces in February 2019.
•Cost of products sales in the first quarter of 2020 increased by $5.9 million, as compared with the first quarter of last year, driven by an increase in amortization expense associated with the Makena, Intrarosa and Vyleesi intangible assets.
•Research and development (R&D) expenses totaled $11.2 million, compared to $18.1 million in the first quarter of last year. This decrease was primarily related to lower costs for Vyleesi following its FDA approval in June 2019.

•Selling, general and administrative (SG&A) expenses decreased by approximately $22.0 million, or 29 percent, in the first quarter of 2020, compared to the same period in 2019.

($M)	Three Months Ended March 31,
	2020	2019
Amortization of intangible assets	$9.8	$3.9
Direct cost of product sales	14.5	14.5
Total cost of product sales	24.3	18.4
Research and development expenses	11.2	18.1
Acquired in-process research and development	—	74.9
Selling, general and administrative expenses	52.7	74.7
Restructuring expenses	—	7.4
Total costs and expenses	$88.2	$193.5

Balance Sheet
•As of March 31, 2020, the company’s cash and investments totaled $124.7 million.
•Long-term debt totaled $320.0 million (representing the principal amounts outstanding of the 2022 convertible notes).

Operating Loss and Adjusted EBITDA
•The company reported an operating loss of $19.6 million in the first quarter of 2020, compared to an operating loss of $117.7 million in the same period last year.
•The company reported a loss in adjusted EBITDA of $5.5 million in the first quarter of 2020, compared to a loss in adjusted EBITDA of $26.6 million in the same period last year.

($M)	Three Months Ended March 31,
	2020	2019
Operating loss	$(19.6)	$(117.7)
Non-GAAP adjusted EBITDA[1]	$(5.5)	$(26.6)
1 See reconciliations of GAAP to non-GAAP adjustments at the conclusion of this press release.

CONFERENCE CALL AND WEBCAST ACCESS
AMAG Pharmaceuticals, Inc. will host a conference call and webcast today at 8:00 a.m. ET to discuss the company's first quarter 2020 financial results and recent business updates.

DIAL-IN NUMBERS
U.S./Canada Dial-in Number: (877) 412-6083
International Dial-in Number: (702) 495-1202
Conference ID: 4948155

Replay Dial-in Number: (855) 859-2056
Replay International Dial-in Number: (404) 537-3406
Conference ID: 4948155

A telephone replay will be available from approximately 11:00 a.m. ET on May 11, 2020 through midnight on May 18, 2020.

The webcast with slides will be accessible through the Investors section of the company’s website at www.amagpharma.com. A replay of the webcast will be archived on the website for 30 days.

USE OF NON-GAAP FINANCIAL MEASURES

AMAG has presented certain non-GAAP financial measures, including non-GAAP costs and expenses, non-GAAP adjusted EBITDA (earnings before income taxes, depreciation and amortization) and non-GAAP diluted shares outstanding. These non-GAAP financial measures exclude certain amounts, expenses or income, from the corresponding financial measures determined in accordance with accounting principles generally accepted in the U.S. (GAAP). Management believes this non-GAAP information is useful for investors, taken in conjunction with AMAG’s GAAP financial statements, because it provides greater transparency regarding AMAG’s operating performance. Management uses these measures, among other factors, to assess and analyze operational results and trends and to make financial and operational decisions. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of AMAG’s operating results as reported under GAAP, not as a substitute for GAAP. In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. The determination of the amounts that are excluded from non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts. Reconciliations between these non-GAAP financial measures and the most comparable GAAP financial measures are included in the tables accompanying this press release after the unaudited condensed consolidated financial statements.

ABOUT AMAG
AMAG is a pharmaceutical company focused on bringing innovative products to patients with unmet medical needs. The company does this by leveraging its development and commercial expertise to invest in and grow its pharmaceutical products across a range of therapeutic areas. For additional company information, please visit www.amagpharma.com.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking information about AMAG Pharmaceuticals, Inc. within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including, among others, statements regarding AMAG’s planned divestiture of Intrarosa and Vyleesi, expected results of and benefits from the workforce reduction, beliefs that AMAG can maximize Feraheme’s value or retain patient access to Makena, expectations regarding the impact of the COVID-19 pandemic on AMAG’s business, including signs of stabilization, beliefs about the demand for AMAG’s products, plans to reduce total operating expenses by more than $100 million in 2020 and the belief that AMAG is on track to achieve that goal, beliefs that AMAG can undertake efforts to achieve profitability for 2020, beliefs that AMAG is now the right size to support long-term goals, statements related to the COVID-19 pandemic and its general impact, potential severity, duration and spread, beliefs that AMAG’s risk mitigation plans will minimize potential supply interruptions due to the COVID-19 pandemic, beliefs that AMAG will be able to work collaboratively with the FDA to enable continued patient access to Makena, plans to work with the FDA to initiate the ciraparantag Phase 2b trial and estimates for Feraheme’s market share are based on management’s current expectations and beliefs and are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include, among others, risks and uncertainties related to the scale and scope of the COVID-19 pandemic and its impact on AMAG’s revenues and operations, including clinical trials, as well as COVID-19’s impact on AMAG’s business partners, healthcare providers, patients, employees and the health care industry and worldwide economies generally, risks related to efforts to streamline the business, including the workforce reduction and the planned divestiture of Intrarosa and Vyleesi, including any unintended consequences from such efforts and AMAG’s ability to successfully achieve the expected benefits of such initiatives in a timely manner, or at all, as well as those risks identified in AMAG’s filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2019, its Current Reports on Form 8-K, its Quarterly Reports on Form 10-Q, including for the quarter ended March 31, 2020, and in any subsequent filings with the SEC , which are available at the SEC’s website at www.sec.gov. Any such risks and uncertainties could materially and adversely affect AMAG’s results of operations, its profitability and its cash flows, which would, in turn, have a significant and adverse impact on

AMAG’s stock price. AMAG cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made.

AMAG disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

AMAG Pharmaceuticals®, the logo and designs, Feraheme® and Vyleesi® are registered trademarks of AMAG Pharmaceuticals, Inc. Makena® is a registered trademark of AMAG Pharma USA, Inc. Intrarosa® is a registered trademark of Endoceutics, Inc. Any other trademarks referred to in this report are the property of their respective owners.

- Tables Follow -

AMAG Pharmaceuticals, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, amounts in thousands, except for per share data)

	Three Months Ended March 31,
	2020	2019
Revenues:
Feraheme	$44,433	$40,015
Makena	21,777	31,257
Intrarosa	3,169	4,414
Other	(751)	43
Total product revenues	68,628	75,729
Other revenues	33	75
Total revenues	68,661	75,804
Operating costs and expenses:
Cost of product sales	24,359	18,477
Research and development expenses	11,180	18,066
Acquired in-process research and development	—	74,856
Selling, general and administrative expenses	52,697	74,682
Restructuring expenses	—	7,420
Total costs and expenses	88,236	193,501
Operating loss	(19,575)	(117,697)

Other income (expense):
Interest expense	(6,604)	(6,450)
Interest and dividend income	477	1,586
Other income	1,311	340
Total other expense, net	(4,816)	(4,524)
Loss before income taxes	(24,391)	(122,221)
Income tax expense (benefit)	100	(137)
Net loss	$(24,491)	$(122,084)

Basic and diluted net loss per share	$(0.72)	$(3.54)

Weighted average shares outstanding used to compute net loss per share (basic and diluted)	34,104	34,469

AMAG Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, amounts in thousands)

	March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$54,455	$113,009
Marketable securities	70,288	58,742
Accounts receivable, net	106,484	94,163
Inventories	33,676	31,553
Prepaid and other current assets	25,734	19,100
Total current assets	290,637	316,567
Property and equipment, net	3,312	4,116
Goodwill	422,513	422,513
Intangible assets, net	13,783	23,620
Operating lease right-of-use asset	22,835	23,286
Deferred tax assets	—	630
Restricted cash	495	495
Total assets	$753,575	$791,227
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,520	$27,021
Accrued expenses	167,661	177,079
Current portion of operating lease liability	4,065	4,077
Current portion of acquisition-related contingent consideration	—	17
Total current liabilities	188,246	208,194
Long-term liabilities:
Convertible notes, net	281,038	277,034
Long-term operating lease liability	19,433	19,791
Other long-term liabilities	1,120	89
Total liabilities	489,837	505,108
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 2,000,000 shares authorized; none issued	—	—
Common stock, par value $0.01 per share, 117,500,000 shares authorized; 34,266,256 and 33,999,081 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	342	339
Additional paid-in capital	1,300,572	1,297,917
Accumulated other comprehensive loss	(3,787)	(3,239)
Accumulated deficit	(1,033,389)	(1,008,898)
Total stockholders’ equity	263,738	286,119
Total liabilities and stockholders’ equity	$753,575	$791,227

AMAG Pharmaceuticals, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, amounts in thousands)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(24,491)	$(122,084)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	10,318	4,375
Provision for bad debt expense	223	(16)
Amortization of premium/discount on purchased securities	4	(27)
Write-down of inventory	616	—
Non-cash equity-based compensation expense	3,868	4,873
Non-cash IPR&D expense	—	18,029
Amortization of debt discount and debt issuance costs	4,004	3,783
Gains on marketable securities, net	(9)	—
Change in fair value of contingent consideration	—	(6)
Deferred income taxes	630	458
Non-cash lease expense	451	—
Gain on sale of assets	(1,409)	—
Changes in operating assets and liabilities:
Accounts receivable, net	(12,547)	(7,971)
Inventories	(2,770)	(2,973)
Prepaid and other current assets	(6,490)	(21,580)
Accounts payable and accrued expenses	(19,671)	31,432
Other assets and liabilities	664	1,799
Net cash used in operating activities	(46,609)	(89,908)
Cash flows from investing activities:
Proceeds from sales or maturities of marketable securities	11,255	27,945
Purchase of marketable securities	(23,345)	(14,815)
Net proceeds from the sale of assets	1,440	—
Capital expenditures	(68)	(1,794)
Net cash (used in) provided by investing activities	(10,718)	11,336
Cash flows from financing activities:
Payments to settle convertible notes	—	(21,417)
Payments of contingent consideration	(17)	(17)
Payments for repurchases of common stock	—	(13,730)
Proceeds from the exercise of common stock options	—	33
Payments of employee tax withholding related to equity-based compensation	(1,210)	(1,636)
Net cash used in financing activities	(1,227)	(36,767)
Net decrease in cash, cash equivalents, and restricted cash	(58,554)	(115,339)
Cash, cash equivalents, and restricted cash at beginning of the period	113,504	253,751
Cash, cash equivalents, and restricted cash at end of the period	$54,950	$138,412
Supplemental data for cash flow information:
Cash (refunded) paid for taxes	$(256)	$78
Cash paid for interest	$—	$267
Non-cash investing and financing activities:
Settlement of note receivable in connection with Perosphere acquisition	$—	$10,000
Right-of-use assets obtained in exchange for lease liabilities	$—	$918

AMAG Pharmaceuticals, Inc.
Reconciliation of Condensed Consolidated Statements of Operations to Non-GAAP Statements of Operations
Three Months Ended March 31, 2020
(Unaudited, amounts in thousands)

	Revenue	Cost of product sales	Research & development	Selling, general & administrative	Operating Loss / Adjusted EBITDA
GAAP	$68,661	$24,359	$11,180	$52,697	$(19,575)
Depreciation and intangible asset amortization	—	(9,837)	(76)	(405)
Stock-based compensation	—	(203)	(70)	(3,512)
Non-GAAP Adjusted	$68,661	$14,319	$11,034	$48,780	$(5,472)

AMAG Pharmaceuticals, Inc.
Reconciliation of Condensed Consolidated Statements of Operations to Non-GAAP Statements of Operations
Three Months Ended March 31, 2019
(Unaudited, amounts in thousands)

	Revenue	Cost of product sales	Research & development	Selling, general & administrative	Acquired IPR&D	Restructuring	Operating Loss / Adjusted EBITDA
GAAP	$75,804	$18,477	$18,066	$74,682	$74,856	$7,420	$(117,697)
Depreciation and intangible asset amortization	—	(3,943)	(8)	(424)	—	—
Stock-based compensation	—	(202)	(680)	(3,325)	—	—
Acquisition-related costs	—	—	—	(270)	—	—
Restructuring	—	—	—	—	—	(7,420)
Acquired IPR&D	—	—	—	—	(74,856)	—
Non-GAAP Adjusted	$75,804	$14,332	$17,378	$70,663	$—	$—	$(26,569)

AMAG Pharmaceuticals, Inc.
Share Count Reconciliation
(Unaudited, amounts in millions)

	Three Months Ended March 31,
	2020		2019
Weighted avg. basic and diluted shares outstanding	34.1		34.5
Employee equity incentive awards	0.2	2	0.2	3
Non-GAAP diluted shares outstanding	34.3		34.7
2 Employee equity incentive awards would be anti-dilutive in this period.
3 Reflects the non-GAAP dilutive impact of employee equity incentive awards.

CONTACT:
Linda Lennox
908-627-3424